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                                                                    EXHIBIT 10.1

DATE: FEBRUARY 1, 2001

SILVER STATE BANK
400 N. GREEN VALLEY PARKWAY
HENDERSON, NEVADA 89014

ATTN: PETER S. CRAPO

                    VESTIN FUND II, LLC-BANK ESCROW AGREEMENT

Vestin Mortgage, Inc., a Nevada corporation, is the manager of Vestin Fund II, LLC, a Nevada limited liability company (the "company"), the issuer and registrant for an offering of shares of limited liability company interest of the Company ("Shares"), under a Registration Statement on Form S-11, filed with the Securities and Exchange Commission on December 21, 2000. The Shares will be offered and sold by Vestin Capital, Inc., a Nevada corporation (the "Dealer Manager") and other securities broker-dealers who participate with the Dealer Manager in the offering of the Shares.

The terms of the offering require that the payments of the purchase price of the first 150,000 shares sold in the offering ($1,500,000) be placed in a bank escrow account, and this Escrow Agreement ("Agreement") sets forth the terms and conditions under which, Silver State Bank will hold such funds (the " Required Proceeds") as the Escrow Agent hereby appointed by the Company and the Dealer Manager for the offering to hold and distribute the Required Proceeds.

1. Persons subscribing to purchase the Shares will be instructed by the Dealer Manager or any participating broker-dealers to remit the purchase price in the form of checks, drafts or money orders (herein called " Instruments of payment") payable to the order of, or funds wired in favor of "Silver State Bank as Escrow Agent" until such time as the 150,000 shares have been sold and the $1,500,000 received. Within one business day after receipt of instruments of payment from the offering, the manager will send to Silver State Bank: (a) each accepted subscriber's name, address, number of shares purchased and purchase price remitted (" Evidence of Subscriptions"), and (b) the instruments of payment from such subscribers for deposit into the deposit account entitled "Silver State Bank as escrow Agent for Vestin Fund II, LLC", which deposit will occur within one business day after you receive such materials. The credit to the account will be handled according to Silver State Bank's normal deposit procedures and policies.

2. The aforesaid instruments of payment are to be promptly processed for collection by Silver State Bank following deposit by the Manager for the Company into the Escrow Account. The proceeds thereof are to be held in the Escrow Account until such funds are either returned to the subscribers in accordance with paragraph 3 hereof or otherwise disbursed in accordance with paragraph 6 hereof. In the event any of the instruments of payment are returned to Silver State Bank for non-payment prior to receipt of the Required Proceeds, Silver State Bank shall promptly notify the Manager in writing of such non-payment, and is authorized to debit the Escrow Account in the amount of such return payment as well as interest earned on the investment represented by such payment, less applicable fees assessed by Silver State Bank for a returned deposited item.

3. In the event that at the close of Silver State Bank's business on _____________, 2001 (the "Expiration Date") you are not in receipt of Evidence of Subscriptions, and instruments of payment dated not later than that date (or actual wired funds), for the purchase of Shares providing for total purchase proceeds that equal or exceed the required Proceeds (exclusive of any funds received from subscriptions for shares from entities which we have notified you are affiliated with the Company or Manager and their affiliates) or in the event that instruments of payment are returned to the Escrow Agent for non-payment and the subtraction, to the account pursuant to paragraph 2 above reduces the amount in the account to less than the capital required , you shall promptly notify the Manager that such instruments of payment have not been received by you.



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        Promptly following the Expiration Date, and in any event no later than ten business days after the Expiration Date, Silver State Bank shall promptly return by check the funds deposited in the Escrow Account, or shall return the instruments of payment delivered to you if such instruments have not been processed for collection prior to such time, directly to each subscriber at the address given by the Company.

        Included in the remittance shall be a proportionate share of the income earned in the account allocable to each subscriber's investment in accordance with the terms and conditions specified in paragraph 7 hereof, except that in the case of subscribers who have not provided to Silver State Bank an executed form W-9, you shall withhold thirty-one percent (31%) of the earnings attributable to those subscribers in accordance with IRS Regulations. In the event Silver State bank receives an executed Form W-9 from a subscriber after you have returned such subscriber's proceeds, net of the thirty-one percent (31%) withholding, you shall promptly refund by your check the amount withheld to such subscriber. Notwithstanding the foregoing, you shall not be required to remit any payments until funds represented by such payments have been collected by you.

        In the event that the Company rejects any subscription for which Silver State Bank has already collected funds, you will be so informed in writing by the Manager to promptly issue a refund check to the rejected subscriber. If the Manager rejects any subscription for which you have not yet collected funds but have submitted the subscriber's check for collection, you shall promptly issue a check in the amount of the subscriber's check to the rejected subscriber after such funds clear. If you have not yet submitted a rejected subscriber's check for collection, you shall promptly remit the subscriber's check directly to the subscriber.

4. Following receipt by Silver State Bank of cash and instruments of payment (or wired funds) of the Required Proceeds prior to the Expiration Date, you shall notify the Company in writing within five business day when such funds have been collected through normal banking channels and deposited in the Escrow Account.

5. Prior to the disbursement of funds deposited in the Escrow Account in accordance with the provisions of paragraph 3 or 6 hereof, Silver State Bank shall invest all of the funds deposited in the Escrow Account in "Short-term Investments" (as defined below), and you are further authorized and you agree to reinvest all earnings and interest derived therefrom in any of the Short-term Investments specified below. In the event that instruments of payment are returned to you for nonpayment, you are authorized to debit the Escrow Account in accordance with paragraph 2 hereof. Escrow Agent will have no liability for any loss of interest or penalties assessed if a Short-term Investment is liquidated before maturity.

        "Short-term Investment" include, obligations guaranteed by, the United States government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation ( including money market accounts and certificates of deposits of any bank acting as a depository or custodian for any such funds, including, without limitation, such money market accounts or certificates or instruments of Silver State Bank, which mature on or before the Expiration Date, unless such instruments cannot be readily sold or otherwise disposed of for cash by the Expiration Date without any dissipation of the offering proceeds invested.

        The following securities are not permissible investments: money-market mutual funds; corporate equity or debt securities; repurchase agreements; banker's acceptances; commercial paper; and municipal securities.



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6.      All disbursements from the Escrow Account; except for disbursements under the provisions of paragraph 3 hereof, shall be made by Silver State Bank only pursuant to the provisions of this paragraph 6. Except for disbursements authorized upon court order, you shall hold all funds in the Escrow Account until (i) the date checks for Required Proceeds have cleared normal banking channels after receipt by you of the Required Proceeds, and (ii) receipt of letter instructions from the Company directing disbursements of such funds to the Company.

        In disbursing such funds, you are authorized to rely solely upon such letter instructions which you receive from the Company whether or not such instructions are correct, true or authentic; provided that, if in your opinion such letter instructions from the Company are unclear, you are authorized to rely upon the legal counsel to the Company in distributing such funds to the effect that distribution of the funds is authorized by the letter instructions of the Company and that distribution of the funds in that manner is authorized by and in compliance with such letter.

        However, you shall not be required to disburse any funds attributable to instruments of payment which have not been collected by you, provided that you shall use your best efforts to promptly collect such funds after your receipt of disbursement instructions from the Company in accordance with this paragraph, and shall disburse such funds in compliance with the disbursement instructions from the Company.

7. In the event the offering of Shares terminates prior to receipt of the Required Proceeds, income earned on subscription proceeds deposited in the Escrow Account ("Gross Escrow Income") minus the total escrow expenses ("Net Escrow Income") shall be remitted to subscribers in compliance with paragraph 3. Each subscriber's pro rata portion of Net Escrow Income shall be determined as follows: The total amount of Net Escrow Income shall be multiplied by a fraction, the numerator of which is determined by multiplying the number of Shares purchased by said subscriber times the number of days said subscriber's proceeds are invested prior to termination of the offering, and the denominator of which is the total of the numerators for all such subscribers. Notwithstanding the foregoing, escrow expenses may be deducted from the Escrow Account only to the extent of Gross Escrow Income, and the Manager shall reimburse the Escrow Agent for any escrow expenses in excess of such amount. Silver State Bank shall promptly remit all such Net Escrow Income in accordance with paragraph 3.

8. As compensation for serving as Escrow Agent hereunder, Silver State Bank shall receive a fee, as set forth on Schedule A attached hereto.

9. Silver State Bank, in performing any of its duties hereunder, shall not incur any liability to anyone for any damages, losses or expenses, except for willful default, breach of trust, or gross negligence, and accordingly you shall not incur any such liability with respect to any action taken or omitted (1) in good faith upon advice of your counsel given with respect to any question relating to your duties and responsibilities under this Agreement, or (2) in reliance upon any instrument, including any written instrument or instruction provided for in this Agreement, not only as to its due execution and validity and effectiveness of its provisions but also as to the truth and accuracy of information contained therein, which you shall in good faith believe to be genuine, and (3) to have been signed or presented by a proper person or persons and to conform to the provisions of this Agreement. You have no duty under this Agreement to ascertain or assure that the Company shall be in compliance with the terms and conditions of the offering of the Shares.



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10.     Company covenants to defend and indemnify Silver State Bank as Escrow
        Agent, its directors, officers, employees and agents harmless from any and all losses, liabilities, claims, damages, costs or expenses (including without limitation reasonable attorney's fees and disbursements) suffered or incurred by it arising out of or in connection with Escrow Agent's status as a party to and in the administration of this Agreement (including but not limited to the costs and expenses of defending against any claim of liability in connection therewith), or in connection with Escrow Agent's performance (excluding breach of trust, gross negligence or willful misconduct) of any of the obligations hereunder, or Escrow Agent's action pursuant to any instruction received by Escrow Agent from any party hereto reasonably believed by Escrow Agent to have been properly given hereunder, without the necessity of making any investigation with respect thereto. Escrow Agent shall not be required to defend legal proceedings which may be instituted against it with respect to the subject matter of this Agreement or any written instructions, unless requested to do so by Company and indemnified to Escrow Agent's satisfaction against the cost and expense of such defense. Escrow Agent shall not be requested to institute legal proceedings of any kind.

11. In the event of a dispute between the parties hereto or between any person or persons who have subscribed for Shares and delivered an instrument of payment therefor and the Company, the Manager, the Dealer Manager, or any participating broker-dealer sufficient in Silver State Bank's discretion to justify doing so, you shall be entitled to tender into the registry or custody of any court of competent jurisdiction of the State of Nevada all money or property in your hands under this Agreement, together with such legal pleadings as you deem appropriate, and thereupon be discharged from all further duties and liabilities under this agreement.

        In the event of any uncertainty as to Silver State Banks duties hereunder, you may refuse to act under the provisions of this Agreement pending order of such court of competent jurisdiction and you shall have no liability to the Company or to any other person as a result of such action. Any such legal action may be brought in such court as you shall determine to have jurisdiction thereof. The filing of any such legal proceedings shall not deprive you of your compensation earned prior to such filing.

12. All written notices and letters required hereunder to you shall only be effective if delivered personally or by certified mail, return receipt requested to Silver State Bank, 400 N. Green Valley Parkway, Henderson, Nevada 89014, Attn: Peter Crapo. All written notices and letters required hereunder to the Company or the Dealer Manager shall only be effective if delivered personally or by certified mail, return receipt requested to Vestin Mortgage, Inc., Stephen J. Byrne, President, 2901 El Camino Ave., Suite 206, Las Vegas, Nevada 89120.

13. This Agreement shall be governed by the laws of the State of Nevada as to both interpretation and performance.

14. The provisions of this Agreement shall be binding upon the legal representatives, heirs, successors and assigns of the parties hereto.



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15.     The Company hereby acknowledges that Silver State Bank is serving as
        Escrow Agent only for the limited purposes herein set forth, and hereby agrees that it will not represent or imply that you, by serving as Escrow Agent hereunder or otherwise, have investigated the desirability or advisability of investment in the Company, or have approved, endorsed or passed upon the merits of the Shares or the Company. The Company further agrees to instruct the Dealer Manager, and each of its representatives, and any other representatives who may offer Shares to persons from time to time, that they shall not represent or imply that you have investigated the desirability or advisability of investment in the Company, or have approved, endorsed or passed upon the merits of the Shares or the Company, nor shall they use your name in any manner whatsoever in connection with the offer or sale of the Shares other than by acknowledgment that you have agreed to serve as Escrow Agent for the limited purposes herein set forth.

16. This Agreement and any amendment hereto may be executed by the parties hereto in one or more counterparts, each of which shall be deemed to be an original.

17. In the event that Silver State Bank receives instruments of payment (or wired funds) after the Required Proceeds have been received and the proceeds of the Escrow Account have been distributed to the Company, you are hereby authorized to deposit such instruments of payment to any deposit account as directed by the Company. The application of said funds into a deposit account directed by the Company shall be a full acquittance to you and you shall not be responsible for the application of said funds.

18. Silver State Bank as the Escrow Agent shall be bound only by the terms of this Escrow Agreement and shall not be bound or incur any liability with respect to any other agreements or understanding between any other parties, whether or not the Escrow Agent has knowledge of any such agreements or understandings.

19. Indemnification provisions set forth herein shall survive the termination of this Agreement.

20. Upon acceptance and distribution of the Required Proceeds, this Escrow Agreement shall terminate and the Escrow Agent shall have no further responsibility or liability with regard to the terms of this Agreement.

21. The Escrow Agent has no responsibility for accepting, rejecting or approving subscriptions.

22. This Agreement shall not be modified, revoked, released or terminated unless reduced to writing and signed by all parties hereto, subject to the following paragraph.

        Should at any time, any attempt be made to modify this Agreement in a manner that would increase the duties and responsibilities of the Escrow Agent or to modify this Agreement in any manner which the Escrow Agent shall deem undesirable, or at any other time, the Escrow Agent may resign by notifying the Company in writing, by certified mail, and until
        (i) the acceptance by a successor escrow agent as shall be appointed by the Company; or (ii) thirty (30) days following the date upon which notice was mailed, whichever occurs sooner, the Escrow Agent's only remaining obligation shall be to perform its duties hereunder in accordance with the terms of the Agreement.



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23.     The Escrow Agent may resign at any time from its obligations under this
        Escrow Agreement by providing written notice to the Company. Such resignation shall be effective on the date specified in such notice, which shall be not less than thirty (30) days after such written notice has been given. The Escrow Agent shall have no responsibility for the appointment of a successor escrow agent. The Company shall within 20 days designate a successor agent, the Escrow Agent shall promptly deliver all funds to the successor agent. Unless otherwise provided in this Agreement, final termination of this Escrow Agreement shall occur on the date all funds held in the Escrow Account are distributed either
        (a) to the Company pursuant to paragraph 6 hereof, (b) to subscribers pursuant to paragraphs 3 and 7 hereof, or (c) upon delivery of all funds to a successor agent as described herein. The Company shall give notice of the name and address of the successor agent to each subscriber.

24. The Escrow Agent may be removed for cause by the Company by written notice to the Escrow Agent effective on the date specified in such notice. The removal of the Escrow Agent shall not derive the Escrow Agent of its compensation earned prior to such removal.



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Agreed to as of the 1st day of February, 2001

                                            VESTIN FUND II, LLC,
                                            A Nevada limited liability company

                                            By: Vestin Mortgage, Inc. (Manager)
Attest:                                         A Nevada corporation


By:                                         By:
  --------------------------------             ---------------------------------
Name: Michael Whiteaker                     Name: Steve Byrne

                                            Title: Chief Executive Officer


Agreed to as of the 1st day of February, 2001


                                            VESTIN , INC.,
Attest:                                     A Nevada corportation
                                            (Dealer Manager)

By:                                         By:
  --------------------------------             ---------------------------------
Name: Michael Whiteaker                     Name: Michael V. Shustek

                                            Title: President


The terms and conditions contained above are hereby accepted and agreed to as of the ____ day of ______________, 2001 by:


                                            Silver State Bank,
Attest:                                     A Nevada State Bank


By:                                         By:
  --------------------------------             ---------------------------------
Name:                                       Name:

                                            Title:



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                                   Schedule A
                            to Bank Escrow Agreement


Fees subject to Silver State Bank's Master Disclosure Statement dated February 1, 2001. Fees may be waived if earnings credits exceed monthly expenses on the account. This is determined by Account Analysis.


In addition, in the event that Silver State Bank is directed to refund a subscribers funds, a fee of $25 per subscriber will be charged.